Exhibit 4.8

FORM OF TWELFTH SUPPLEMENTAL INDENTURE

This TWELFTH SUPPLEMENTAL INDENTURE, dated as of    , 2025 (the “Twelfth Supplemental Indenture”), is entered into by and among United States Cellular Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of June 1, 2002 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of December 3, 2003 (the “Third Supplemental Indenture”) and the Fifth Supplemental Indenture dated as of June 21, 2004 (the “Fifth Supplemental Indenture” and together with the Base Indenture and the Third Supplemental Indenture, the “Indenture”) relating to the issuance of the Company’s 6.70% Senior Notes due 2033 (the “2033 Notes”) issued on December 8, 2003 and June 28, 2004, in the aggregate principal amount of $544,000,000;

WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article Two of this Twelfth Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, Section 9.02 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of such series under the Base Indenture;

WHEREAS, T-Mobile USA, Inc. (“T-Mobile USA”), on behalf of the Company, has solicited the consent of all holders of the 2033 Notes to certain amendments to the Base Indenture pursuant to the registration statement on Form S-4 (333-  ) (including the documents incorporated by reference therein, the “Registration Statement”) of T-Mobile US, Inc. and T-Mobile USA (together with T-Mobile US, Inc., “T-Mobile”) filed on May 20, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the related prospectus dated May 23, 2025, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating the offer to exchange any and all validly tendered (and not validly withdrawn) and accepted 2033 Notes for notes to be issued by T-Mobile USA to be fully and unconditionally guaranteed on an unsecured basis by the guarantors described therein;

WHEREAS, the holders of not less than a majority in aggregate principal amount of the 2033 Notes have consented to the Proposed Amendments;

WHEREAS, the Company has received from T-Mobile USA and delivered to the Trustee evidence of the requisite consents to effect the Proposed Amendments under the Indenture;

WHEREAS, this Twelfth Supplemental Indenture conforms to the Trust Indenture Act, as required by the Indenture;

WHEREAS, the Company has been authorized by Board Resolution to enter into this Twelfth Supplemental Indenture; and

WHEREAS, all things necessary to make this Twelfth Supplemental Indenture a valid and legally binding agreement of the Company, the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS TWELFTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders of the 2033 Notes as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS;

RULES OF CONSTRUCTION

SECTION 1.1 Relation to Indenture. This Twelfth Supplemental Indenture constitutes an integral part of the Base Indenture.

SECTION 1.2 Definitions. For all purposes of this Twelfth Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section:

“M&A Closing Event” shall mean such time as the closing of the acquisition described under the heading “Summary—Recent Developments—Securities Purchase Agreement” of the Exchange Offer and Consent Solicitation Statement occurs.

“Settlement Date” shall have the meaning given to it in the Registration Statement.

Capitalized terms used herein without definition shall have the same meanings given them in the Base Indenture.

SECTION 1.3 Rules of Construction. For all purposes of this Twelfth Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Twelfth Supplemental Indenture;

(c) the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Twelfth Supplemental Indenture; and

(d) in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this Twelfth Supplemental Indenture shall control.

ARTICLE TWO

AMENDMENTS

SECTION 2.1 Amendments to Section 3.02 of the Base Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Sections 3.02(a) and (b) of the Base Indenture, as they apply to the 2033 Notes, shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as follows:

“(a) Notice of Redemption. In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series in accordance with the right reserved so to do, it shall give notice of such redemption to holders of the Securities of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than five Business Days ~~30 days~~ and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption or subject to compliance with certain conditions provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with any such restriction or condition.

Unless otherwise so provided as to a particular series of Securities, if at the time of mailing of any notice of redemption the Company shall not have deposited with the paying agent an amount in cash sufficient to redeem all of the Securities called for redemption, including accrued interest to the date fixed for redemption, such notice shall state that it is subject to the receipt of redemption moneys by the paying agent on or before the date fixed for redemption (unless such redemption is mandatory) and such notice shall be of no effect unless such moneys are so received on or before such date.

Each such notice of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any), specify the date fixed for redemption and the redemption price at which Securities of that series are to be redeemed, and shall state that payment of the redemption price of such Securities to be redeemed will be made at the office or agency of the Company, upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Securities of a series are to be redeemed, the notice to the holders of Securities of that series to be redeemed in whole or in part shall specify the particular Securities to be so redeemed. In case any Security is to be redeemed in part only, the notice which relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

(b) Notice to Trustee of Securities to be Redeemed. If less than all the Securities of a series are to be redeemed, the Company shall give the Trustee at least five Business Days’ ~~45 days’~~ notice ~~in advance of the date fixed for redemption~~ (unless the Trustee shall agree to a shorter period) in advance of the date fixed for the delivery of the notice of redemption to holders of Securities in accordance with Section 3.02(a) above as to the aggregate principal amount of Securities of the series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion (which may include in accordance with the relevant procedures of the Depositary) and which may provide for the selection of a portion or portions (equal to the smallest denomination of one whole Security of such series or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than the smallest denomination of one whole Security of such series, the Securities to be redeemed and shall thereafter promptly notify the Company in writing of the numbers (if applicable) of the Securities to be redeemed, in whole or in part.

The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by an Authorized Officer, instruct the Trustee or any paying agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.”

SECTION 2.2 Amendments to Section 4.02 of the Base Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 4.02 of the Base Indenture captioned “Maintenance of Office or Agency for Payment, Registration, Transfer and Exchange of Securities,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.3 Amendments to Section 4.03 of the Base Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 4.03 of the Base Indenture captioned “Paying Agent,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.4 Amendments to Section 4.04 of the Base Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 4.04 of the Base Indenture captioned “Appointment to Fill Vacancy in Office of Trustee,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.5 Amendments to Section 4.05 of the Base Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 4.05 of the Base Indenture captioned “Restriction on Consolidation, Merger of the Company,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.6 Amendments to Section 4.06 of the Base Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 4.06 of the Base Indenture captioned “Original Issue Discount Security,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.7 Amendments to Section 5.01 of the Base Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 5.01 of the Base Indenture captioned “Company to Furnish Trustee Information as to Names and Addresses of Securityholders,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.8 Amendments to Section 5.03 of the Base Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 5.03 of the Base Indenture captioned “Delivery Obligations of Company,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.9 Amendments to Article 10 of the Base Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 10.01 of the Base Indenture captioned “Consolidation or Mergers of Company and Sales or Conveyances of Property of Company,” Section 10.02 of the Base Indenture captioned “Successor to Company” and Section 10.03 of the Base Indenture captioned “Opinion of Counsel” as such provisions apply to the 2033 Notes, shall be deleted in their entirety and in each case replaced with the following: “[Reserved.]”

SECTION 2.10 Amendments to Section 3.1 of the Third Supplemental Indenture and the Fifth Supplemental Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 3.1 of the Third Supplemental Indenture and the Fifth Supplemental Indenture captioned “Limitations on Secured Debt,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.11 Amendments to Section 3.2 of the Third Supplemental Indenture and the Fifth Supplemental Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 3.2 of the Third Supplemental Indenture and the Fifth Supplemental Indenture captioned “Limitation on Sale and Leaseback,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.12 Amendments to Section 4.1 of the Third Supplemental Indenture and the Fifth Supplemental Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Section 4.1 of the Third Supplemental Indenture and the Fifth Supplemental Indenture captioned “Additional Events of Default,” as it applies to the 2033 Notes, shall be deleted in its entirety and replaced with the following: “[Reserved.]”

SECTION 2.13 Amendments to Exhibit A [Form of 6.70% Senior Notes due 2033] to the Third Supplemental Indenture and the Fifth Supplemental Indenture. Subject to Section 2.14 hereof, upon the occurrence of the M&A Closing Event, Exhibit A [Form of 6.70% Senior Notes due 2033] to the Third Supplemental Indenture and the Fifth Supplemental Indenture shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as follows:

The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Company will mail notice of any redemption at least five Business Days ~~30 days~~ and not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

SECTION 2.14 Reversion. If the Settlement Date has not occurred within five Business Days following the M&A Closing Event (the “Settlement Deadline”), the amendments effected by Section 2.1 to Section 2.13 shall be deemed null and void as if they had not occurred and, accordingly, any non-compliance that may have occurred on or after the date of this Twelfth Supplemental Indenture and prior to the Settlement Deadline may be the basis for declaring an Event of Default with respect to the 2033 Notes as if this Twelfth Supplemental Indenture had not been executed.

ARTICLE FIVE

MISCELLANEOUS PROVISIONS

SECTION 5.1 Ratification. The Base Indenture, as supplemented and amended by this Twelfth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 5.2 Governing Law. This Twelfth Supplemental Indenture shall be governed by, and construed and enforced in accordance with, the laws of the jurisdiction which govern the Base Indenture and its construction.

SECTION 5.3 Counterparts and Method of Execution. This Twelfth Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart. The exchange of copies of this Supplemental Indenture and of signature pages by electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by electronic transmission shall be deemed to be their original signatures for all purposes. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Supplemental Indenture and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Supplemental Indenture may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (“UETA”) and any applicable state law. Electronic signature shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

SECTION 5.4 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Twelfth Supplemental Indenture as set forth in the text.

SECTION 5.5 Trustee. The Trustee makes no representations and is not responsible for the sufficiency, validity or legality of this Twelfth Supplemental Indenture. The statements herein are deemed to be those of the Company and not of the Trustee.

IN WITNESS WHEREOF, the Parties hereto have caused this Twelfth Supplemental Indenture to be duly executed all as of the day and year first above written.

UNITED STATES CELLULAR CORPORATION a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Twelfth Supplemental Indenture Re: 6.70% Senior Notes due 2033]